EXHIBIT 10(iii)(c.2)
EXXONMOBIL SUPPLEMENTAL PENSION PLAN
1.        Purpose
The purpose of this Plan is to provide payments of equivalent value from the general assets of Exxon
Mobil Corporation (“Corporation”) to those participants in the ExxonMobil Pension Plan (“Pension
Plan”) who, because of the application of United States Internal Revenue Code (“Code”) sections 415 and 401(a)(17), are precluded from receiving from Pension Plan funded assets all the payments to which they would otherwise be entitled under the Pension Plan's formula.
2.        Benefits
2.1      Eligibility
A person is eligible to receive benefits under this Plan only if any one of the following requirements is met with respect to the person:
(A)      The person becomes a retiree pursuant to section 4.1(A) (relating to age, service and
LTD-eligibility requirements) or section 4.1(D) (relating to retiree grow-ins in connection with certain divestments) of the ExxonMobil Common Provisions, or a qualified plans retiree within the meaning of the ExxonMobil Pension Plan (“Retiree”);
(B)      the person’s employment is terminated in connection with a sale of the assets to a buyer or the outsourcing of a business operation to an outsourcing company, and the person continues in employment until the closing date of the sale of assets or outsourcing;
(C)      the person receives a severance benefit from the ExxonMobil Special Program of
Severance Allowances, or similar severance program sponsored by the Corporation or an affiliate;
(D)      The Plan Administrator determines, in its sole and absolute discretion, that the person is eligible to receive benefits under this Plan.  In this regard, the Plan Administrator may from time to time adopt eligibility standards or guidelines that may guide the Plan Administrator’s eligibility determinations, and may in its discretion, modify, suspend, supersede, or cancel such standards or guidelines.
2.2      Benefit Formula
For any participant eligible to receive benefits under this Plan, the value of such benefits is an amount that when added to the normal form amount that can be paid to the participant from the
Pension Plan produces a sum equal to the total normal form amount to which the participant would be entitled computed under the Pension Plan formula applicable to that participant disregarding any reductions, restrictions, or limitations brought about by the application of Code sections 415 and
401(a)(17). Where relevant, this computation is performed after taking into account any entitlement the participant may have under the Overseas Contributory Annuity Plan.  The resulting benefit is expressed in the form of a monthly five-year-certain and life annuity for the life of the participant commencing at the participant’s age 65 (“Normal Retirement Age”).

2.3      Offsets for Other Pension Benefits
A person’s benefit determined under section 2.2 shall be offset, but not below zero, by any benefit payable to the person under
(A)      an offsetting pension that is not qualified under the terms of the U.S. Internal Revenue
Code,
(B)      a separation payment offset, or
(C)      a non-U.S. governmental pension offset,
as such terms are defined under the Pension Plan.  The procedure for determining the application of the offsets under this section 2.3 shall be determined in the sole and exclusive discretion of the Plan Administrator.
3.        Payment of Benefits
3.1      Timing of Payment
Effective as of January 1, 2023, payment of a person’s benefit described in Article 2 above shall occur as soon as practicable following whichever of the pension commencement dates specified in paragraphs (A), (B), (C), or (D) below is applicable to the person.
(A)      Retirees
Except as provided under paragraph (B) or (D) below, in the case of a Retiree, the person’s pension commencement date is the first of the month next following the person’s last day of employment with ExxonMobil.
(B)      Disability Retirees
In the case of a person who retires from ExxonMobil on account of long-term disability prior to the first of the month in which the person attains age 55, the person’s pension commencement date is the first of the month in which the person attains age 55.
(C)      Terminees
Except as provided under paragraph (D) below, in the case of a person who is eligible for a benefit under Section 2.1(B), (C), or (D) above, the person’s pension commencement date is the first of the month next following three months from the person’s last day of employment with
ExxonMobil.
(D)      Key Employees
Notwithstanding paragraphs (A) or (C) above, and except as provided in paragraph (B), in the case of a person who, at the time of his or her termination of employment, has a Classification
Level of 35 or above (“Key Employee”), the person’s pension commencement date is the first of the month next following six months from the person’s last day of employment with ExxonMobil.
3.2      Reduction for Early Commencement
If a person’s pension commencement date under section 3.1 above is prior to the month in which the person reaches Normal Retirement Age, the person’s benefit described in Article 2 above is reduced by applying the early commencement factors specified under the Pension Plan for a benefit commencing at the person’s then age.

3.3      Form of Payment
Payment of the benefit described in Article 2 above shall be made in a lump sum that is the actuarial equivalent of the five-year-certain and life annuity measured as of the person’s pension commencement date specified in Section 3.1 above. For this purpose, actuarial equivalence shall be determined by the Plan Administrator using the factors and procedures that are used for the calculation of the lump-sum payment option under the Pension Plan.
3.4      Adjustment for Key Employees
A Key Employee's benefit payable hereunder shall not be less than the amount equal to the person’s benefit calculated as of the pension commencement date that would apply if the person were not a Key Employee plus interest from such date until the person’s actual pension commencement date.  For this purpose, interest shall be credited at a rate equal to the Citibank prime lending rate in effect on the date the person separates from employment, or, if the person’s last day of employment is on or after November 1, 2022, at the interest rate determined under section
4.4(D)(3)(b)(iii) of Part 1 of the ExxonMobil Pension Plan on the first of the month immediately following the person’s last day of employment, but taking into account only the first segment rate for this purpose.
4.        Death Benefit
4.1      Benefits Payable On Account of Death
(A)      In General
In the event a portion of a pension death benefit or a “career annuity subject to deferred commencement that commences by reason of death” that becomes payable under the terms of the
Pension Plan on account of the death of a participant cannot be paid from the Pension Plan because of the application of Code sections 415 and 401(a)(17), a lump-sum death benefit of equivalent value shall be paid to the participant’s beneficiary (as determined under section 4.2 below) under this Plan.
For this purpose, equivalent value shall be determined by the Plan Administrator using the factors and procedures that are used for the calculation of similar benefits under the Pension Plan.
(B)      Death Benefit Payable During Post-termination Deferral Period
If a participant who is a Key Employee is entitled to a benefit under Article 2 above on account of his or her retirement, but dies during the six-month period following the person’s retirement, then the person’s benefit to which he or she would otherwise be entitled shall be immediately payable as a lump-sum death benefit of equivalent value to the participant’s beneficiary
(determined under section 4.2 below).  For this purpose, equivalent value shall be determined by the
Plan Administrator using the factors and procedures that are used for the calculation of similar benefits under the Pension Plan.
(C)      Excluded Benefits
Neither the Qualified Joint and Survivor Annuity payment option, nor the Surviving
Spouse Annuity benefit, as such are provided for under the Pension Plan, are provided as benefits under this Plan.

4.2      Designation of Beneficiaries
(A)      In General
A person may name one or more designated beneficiaries to receive the benefits payable under this Plan under section 4.1 above in the event of the person's death.  Beneficiary designations shall be made in accordance with such procedures as the Plan Administrator may establish.  Spousal consent to any designation is not required.
(B)      Default Beneficiaries
(1)      In General
If no specific designation is in effect, the deceased’s beneficiary is the person or persons in the first of the following classes of successive beneficiaries living at the time of death of the deceased:
(a) spouse;
(b) children who survive the participant or who die before the participant leaving children of their own who survive the participant;
(c) parents;
(d) brothers and sisters who survive the participant or who die before the participant leaving children of their own who survive the participant.
If there are no members of any class of such beneficiaries, payment is made to the deceased's executors or administrators.
(2)      Allocation among Default Beneficiaries
If the same class of beneficiaries under paragraph (1) above contains two or more persons, they share equally, with further subdivision of such equal shares as next provided.  In class (b), where a child dies before the participant leaving children who survive the participant, such child's share is subdivided equally among those children. In class (d), where a brother or sister dies before the participant leaving children who survive the participant, such brother or sister's share is subdivided equally among those children.
(3)      Definitions
For purposes of this section 4.2, "child" means a person's son or daughter by legitimate blood relationship or legal adoption; "parent" means a person's father or mother by legitimate blood relationship or legal adoption; "brother" or "sister" means another child of either or both of one's parents.
5.        Miscellaneous
5.1      Administration of Plan
The Plan Administrator shall be the Manager, Compensation, Benefit Plans and Policies,
Human Resources Department, Exxon Mobil Corporation.  The Plan Administrator shall have the right and authority to conclusively interpret this Plan for all purposes, including the determination of any person’s eligibility for benefits hereunder and the resolution of any and all appeals relating to claims by participants or beneficiaries, with any such interpretation being conclusive for all participants and beneficiaries.

5.2      Nature of Payments
Payments provided under this Plan are considered general obligations of the Corporation.
5.3      Assignment or Alienation
Except as provided in section 5.5 below, payments provided under this Plan may not be assigned or otherwise alienated or pledged.
5.4      Amendment or Termination
The Corporation reserves the right to amend or terminate this Plan, in whole or in part, including the right at any time to reduce or eliminate any accrued benefits hereunder and to alter or amend the benefit formula set out herein.
5.5      Forfeiture of Benefits
No person shall be entitled to receive payments under this Plan and any payments received under this Plan shall be forfeited and returned if it is determined by the Corporation in its sole discretion, acting through its chief executive or such person or committee as the chief executive may designate, that a person otherwise entitled to a payment under this Plan or who has commenced receiving payments under this Plan:
(A)      engaged in gross misconduct harmful to the Corporation,
(B)      committed a criminal violation harmful to the Corporation,
(C)      had concealed actions described in paragraph (A) or (B) above which would have brought about termination from employment thereby making the person ineligible for benefits under this Plan,
(D)      separated from service prior to attaining Normal Retirement Age without having received from the Corporation or its delegatee prior written approval for such termination, given in the sole discretion of the Corporation or its delegatee and in the context of recognition that benefits under this Plan would not be forfeited upon such termination, or
(E)      had been terminated for cause.